EXHIBIT 4.2

DOMINION RESOURCES, INC.

CONSOLIDATED NATURAL GAS COMPANY

and

THE BANK OF NEW YORK

Trustee

Twenty-First Supplemental Indenture

Dated as of June 27, 2007

To Indenture dated as of May 1, 1971

between

Consolidated Natural Gas Company

and

The Bank of New York, Trustee

THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE is made as of the 27th day of June, 2007, by and between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia, 23219 (the “Company”), CONSOLIDATED NATURAL GAS COMPANY, a Delaware corporation (the “Predecessor Company”), and The Bank of New York (as successor trustee to JPMorgan Chase Bank (formerly The Chase Manhattan Bank, Chemical Bank and Manufacturers Hanover Trust Company)), as trustee (hereinafter referred to as the “Trustee”).

WITNESSETH:

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee an indenture dated as of May 1, 1971, as heretofore amended, supplemented or otherwise modified (the “Indenture”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of June 27, 2007, by and among the Predecessor Company and the Company (the “Merger Agreement”), the Predecessor Company has agreed to merge with and into the Company, the parent entity of the Predecessor Company (the “Merger”), on the effective date and time of the Merger as specified in the Merger Agreement (the “Effective Time”);

WHEREAS, on the Effective Time, (i) the separate existence of the Predecessor Company will cease, and (ii) the Company will survive as the continuing entity;

WHEREAS, Section 13.01 of the Indenture provides that nothing in the Indenture or in the Debentures shall be deemed to prevent the Merger; provided, however, that, in the case of any such merger, the corporation resulting from such merger shall be substituted for the Predecessor Company with the same effect as if it had been named therein as a party and shall become liable and be bound for, and shall expressly assume, by indenture, the due and punctual payment of the principal of, and the interest on, all the Debentures then outstanding and the performance and observance of each and every covenant and condition of the Indenture on the part of the Predecessor Company to be performed or observed;

WHEREAS, pursuant to Section 13.02 of the Indenture, upon the Predecessor Company’s merger into the Company in accordance with Section 13.01 thereof, the Company shall succeed to, and be substituted for, the Predecessor Company and thereafter from time to time the Company may exercise each and every right and power of the Predecessor Company under the Indenture with the same effect as if the Company had been named in the Indenture as a party thereto;

WHEREAS, Section 14.01 of the Indenture provides that the Predecessor Company and the Trustee may enter into a supplemental indenture to evidence the succession of another corporation to the Predecessor Company, and the assumption by any such successor of the covenants, agreements and obligations of the Predecessor Company contained therein and in the Debentures;

WHEREAS, to comply with Section 13.01, Section 14.01 and Section 15.03 of the Indenture, the Predecessor Company desires that the Company assume, from and after the Effective Time, the due and punctual payment of the principal of, and the interest on, all the Debentures outstanding as of the date hereof and the performance and observance of each and every covenant and condition of the Indenture on the part of the Predecessor Company to be performed or observed;

WHEREAS, the Predecessor Company has delivered to the Trustee, or caused to be delivered to the Trustee on its behalf, an Officers’ Certificate and an Opinion of Counsel each stating that the Merger and this Twenty-First Supplemental Indenture complies with Section 13.01 and Section 14.01 of the Indenture and that all conditions precedent provided for in the Indenture relating to the foregoing been complied with; and

WHEREAS, all things necessary to authorize the assumption by the Company of the Predecessor Company’s obligations under the Indenture and the Debentures outstanding as of the date hereof, from and after the Effective Time, and to make this Twenty-First Supplemental Indenture a valid, binding and legal instrument have been done and performed and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1. Definitions. Capitalized terms used herein and not defined herein have the meaning ascribed to such terms in the Indenture.

2. Assumption of Obligations. Pursuant to Section 13.01 and Section 14.01 of the Indenture, the Company hereby expressly assumes, from and after the Effective Time, the due and punctual payment of the principal of, and the interest on, all the Debentures outstanding as of the date hereof and the performance and observance of each and every covenant and condition of the Indenture on the part of the Predecessor Company to be performed or observed.

3. Succession and Substitution. Pursuant to Section 13.01 and Section 14.01 of the Indenture, from and after the Effective Time, by virtue of the aforesaid assumption and the delivery of this Twenty-First Supplemental Indenture, the Company hereby succeeds to and is substituted for the Predecessor Company with the same effect as if it had been named in the Indenture and the Debentures outstanding as of the date hereof, as a party thereto, and hereafter from time to time the Company may exercise each and every right and power of the Predecessor Company under the Indenture and the Debentures outstanding as of the date hereof, in the name of the Predecessor Company or its own name; and any act or proceeding by any provision of the Indenture and the Debentures outstanding as of the date hereof, required or permitted to be done by any board of officer of the Predecessor Company may be done with like force and effect by the like board or officer of the Company.

4. Effectiveness and Operativeness. This Twenty-First Supplemental Indenture shall be deemed to have become effective, and the provisions provided for in this Twenty-First Supplemental Indenture shall be deemed to have become operative, immediately as of the Effective Time.

5. Ratification of Indenture; Twenty-First Supplemental Indenture Part of Indenture. The Indenture, as supplemented by this Twenty-First Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Twenty-First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; and all terms, conditions and provisions of the Indenture shall remain in full force and effect.

6. Evidence of Merger. Following the effectiveness of the Merger, the Company will provide the Trustee with an Assistant Corporate Secretary’s Certificate which will have attached as exhibits evidence of the consummation of the Merger issued by the Secretary of State of the State of Delaware and the Virginia State Corporation Commission.

7. Addresses. Pursuant to the authority set forth in Section 14.01 of the Indenture, the addresses of the Company and the Trustee specified in any provision of the Indenture shall be hereby amended and restated as follows:

Company:	Trustee:

Dominion Resources, Inc. 120 Tredegar Street Richmond, Virginia 23233	The Bank of New York 101 Barclay Street, 8W New York, New York 10286 Attention: Global Corporate Trust

8. Legend. Following the effectiveness of the Merger, the Trustee is authorized and directed to affix the following legend to any certificates relating to any Securities outstanding as of the date hereof:

EFFECTIVE AS JUNE 30, 2006 BY VIRTUE OF THE MERGER OF CONSOLIDATED NATURAL GAS COMPANY, A DELAWARE CORPORATION (“CNG”), WITH AND INTO DOMINION RESOURCES, INC., A VIRGINIA CORPORATION (“DOMINION”), AND PURSUANT TO THAT CERTAIN TWENTY-FIRST SUPPLEMENTAL INDENTURE, DATED AS OF JUNE 27, 2007, BY AND BETWEEN DOMINION, CNG, AND THE BANK OF NEW YORK (AS SUCCESSOR TRUSTEE TO JPMORGAN CHASE BANK (FORMERLY THE CHASE MANHATTAN BANK, CHEMICAL BANK AND MANUFACTURERS HANOVER TRUST

COMPANY)), AS TRUSTEE, DOMINION HAS ASSUMED ALL OF THE OBLIGATIONS OF CNG WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

9. Governing Law. This Twenty-First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance therewith.

10. Recitals; Trustee Makes No Representation. The recitals herein contained are made by the Predecessor Company and the Company and not by the Trustee and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Twenty-First Supplemental Indenture.

11. Headings. The section headings herein are for convenience only and shall not effect the construction thereof.

12. Counterparts. This Twenty-First Supplemental Indenture may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[The rest of this page has been left blank. Signatures appear on the following page.]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

DOMINION RESOURCES, INC.

By:	/s/ G. Scott Hetzer
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

CONSOLIDATED NATURAL GAS COMPANY

By:	/s/ G. Scott Hetzer
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Van K. Brown
Name:	Van K. Brown
Title:	Vice President